For period ended 07/31/2004                                    Series 1, 2
File No. 811-2429

Sub-Item 77O:  Transactions effected pursuant to Rule 10f-3
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MARSICO (AGGRESSIVE GROWTH FUND)

NAME OF ISSUER:  Wynn Resorts Ltd.

DATE OF OFFERING:  May 7, 2004

DATE OF PURCHASE:  May 7, 2004

UNDERWRITER FROM WHOM PURCHASED: Bear, Stearns & Co. Inc., J.P. Morgan Securities, Inc., and Deutsche Bank Securities.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Banc of America Securities LLC

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $13,562,500

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $271,250,000

PURCHASE PRICE:  $38.75/share

COMMISSION, SPREAD OR PROFIT:  $.20/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.



MARSICO (GROWTH FUND)

NAME OF ISSUER:  Wynn Resorts Ltd.

DATE OF OFFERING:  May 7, 2004

DATE OF PURCHASE:  May 7, 2004

UNDERWRITER FROM WHOM PURCHASED: Bear, Stearns & Co. Inc., J.P. Morgan Securities, Inc., and Deutsche Bank Securities.

"AFFILIATE" UNDERWRITER IN THE SYNDICATE:  Banc of America Securities LLC

AGGREGATE PRINCIPAL AMOUNT OF PURCHASE:  $13,562,500

AGGREGATE PRINCIPAL AMOUNT OF OFFERING:  $271,250,000

PURCHASE PRICE:  $38.75/share

COMMISSION, SPREAD OR PROFIT:  $.20/share

NOTE: The Board of Directors has approved the transaction which was effected in accordance with the Board approved Rule 10f-3 procedures.